UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2026

CLEARWATER PAPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34146	20-3594554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West Riverside, Suite 300 Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (509) 344-5900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CLW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 18, 2026 (the “Refinancing Date”), Clearwater Paper Corporation (the “Company”) entered into a Second Amended and Restated Credit Agreement by and among the Company, AgWest Farm Credit, PCA, as administrative agent (the “Agent”), and the lenders party thereto (the “Credit Agreement”). The credit facilities provided under the Credit Agreement that are summarized below replace both the (i) term revolver facility previously provided under the Company’s Amended and Restated Credit Agreement dated May 1, 2024, among the Company, the Agent and the lenders party thereto (as amended, the “Existing Credit Agreement”) and (ii) revolving credit facility previously provided under the Company’s ABL Credit Agreement dated July 26, 2019, by and among the Company, as borrower, the several lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent (as amended, the “ABL Credit Agreement”). The Credit Agreement amends and restates the Existing Credit Agreement.

The credit facilities provided under the Credit Agreement consist of (i) a revolving loan commitment in the maximum principal amount (subject to borrowing base limitations based on a percentage of applicable eligible receivables and eligible inventory) of $200 million (the “Revolving Loan Facility”), $15 million of which was drawn after giving effect to the closing of the Credit Agreement transaction on the Refinancing Date and (ii) a term loan commitment in the aggregate principal amount of $275 million (the “Term Loan Facility”), which was fully drawn after giving effect to the closing of the Credit Agreement transaction on the Refinancing Date. A portion of the Revolving Loan Facility of up to $10 million is available for the issuance of letters of credit. After the Company delivers its financial statements for the fiscal year ending December 31, 2027, the Company may increase commitments under the Revolving Loan Facility by an aggregate principal amount of up to $100 million in accordance with the requirements of the Credit Agreement and subject to obtaining commitments for such increase from participating lenders and certain other conditions.

The proceeds from the Refinancing Date borrowings under the Credit Agreement were used by the Company to fund the redemption in full of $275 million aggregate principal amount of the Company’s 2028 Notes (defined below), to pay in full and terminate its ABL Credit Agreement, and to pay fees and expenses incurred in connection with the Credit Agreement and the other transactions in connection therewith.

The Credit Agreement matures and the lending obligations under the Revolving Loan Facility terminate on September 18, 2031. The obligations of the Company under the Credit Agreement are secured by liens on substantially all personal property assets, and upon satisfaction of certain post-closing conditions will be secured by all material real property assets (including its mills in Georgia, Arkansas, and Idaho), of the Company and each of its domestic subsidiaries that are guarantors of the Credit Agreement.

The Company may, at its option, prepay and reborrow any borrowings under the Revolving Loan Facility, in whole or in part, at any time and from time to time without premium or penalty (except in certain circumstances). Borrowings under the Revolving Loan Facility are also subject to mandatory prepayment if borrowings exceed applicable borrowing base limits. The Company may, at its option, prepay any borrowings under the Term Loan Facility, in whole or in part, at any time and from time to time without premium or penalty. The Company is required to repay the aggregate outstanding principal amount of the borrowings under the Term Loan Facility in annual installments of $5.5 million on December 1 of each year, commencing on December 1, 2027. In addition, the Company must make mandatory prepayments of principal under the Term Loan Facility upon the occurrence of certain specified events, including certain asset sales (subject to customary reinvestment rights), receipt of proceeds from settlements of or payments in respect of any property or casualty insurance claim or any condemnation proceeding (subject to customary reinvestment rights) and debt issuances not otherwise permitted under the Credit Agreement. Any remaining outstanding principal balance under the Credit Agreement is repayable on the maturity date.

Loans under the Credit Agreement generally bear interest based on the one-month or three-month term rates for the secured overnight financing rate (“SOFR”), a SOFR monthly variable base rate or the Agent’s fixed rate, as applicable, plus, in each case, an applicable margin between 2.50% per annum and 4.75% per annum based on the Company’s consolidated leverage ratio (as defined under and calculated in accordance with Credit Agreement). The initial interest rate appliable to the Term Loan Facility and Refinancing Date borrowings under the Revolving Loan Facility is 8.25% per annum. The Company may receive patronage dividends under the Credit Agreement. Patronage dividends are distributions of profits from banks in the farm credit system. Patronage dividends, which are generally made in cash, are accrued as earned and recorded as a reduction to interest expense.

The Credit Agreement contains certain customary representations, warranties, and affirmative and negative covenants of the Company and its subsidiaries that restrict the Company’s and its subsidiaries’ ability to take certain actions, including, incurrence of indebtedness, creation of liens, mergers or consolidations, making capital expenditures in excess of specified amounts, dispositions of assets, repurchase or redemption of capital stock and certain types of indebtedness, making certain investments and acquisitions, entering into certain transactions with affiliates or changing the nature of the Company’s business. In addition, the Credit Agreement contains financial covenants which require the Company to maintain (i) a Debt Service Coverage Ratio (as defined in the Credit Agreement) as of the end of any fiscal quarter of not less than: (a) from the Refinancing Date through and including the fiscal quarter ending June 30, 2027, 2.65 to 1.00, (b) with respect to the fiscal quarter ending September 30, 2027, 2.75 to 1.00, and (c) for any fiscal quarter ending thereafter, 3.00 to 1.00 and (ii) a “current ratio” of current assets to current liability of not less than 1.75 to 1.00 as of the end of any fiscal quarter. The obligations under the Credit Agreement may be accelerated or the commitments terminated upon the occurrence of events of default under the Credit Agreement, which include payment defaults, defaults in the performance of affirmative and negative covenants, the inaccuracy of representations or warranties, bankruptcy and insolvency related defaults, cross defaults to other material indebtedness, changes in control based upon a third party acquiring more than 40% of the equity interests of the Company, uninsured losses, damage to, loss or theft of collateral under the Credit Agreement and other customary events of default.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement which is attached hereto as Exhibit 10.1 and which is incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement.

Redemption of 4.750% Senior Notes due 2028 and Satisfaction and Discharge of Indenture

On September 18, 2026, the Company notified the holders of the Company’s existing 4.750% Senior Notes due 2028 (the “2028 Notes”) of the Company’s election to redeem in full the currently outstanding $275 million aggregate principal amount of 2028 Notes on October 3, 2026 (the “Redemption Date”), in accordance with that certain Indenture dated as of August 18, 2020 (the “Indenture”), by and among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”), governing the 2028 Notes. Using the proceeds from the Credit Agreement, the Company irrevocably deposited with the Trustee sufficient funds to fund the redemption of the 2028 Notes on the Redemption Date. As a result, the Company’s and the guarantors’ obligations under the Indenture have been discharged in accordance with its terms, and in connection with the redemption, the Company paid accrued and unpaid interest of $1.7 million through the Redemption Date, after which the 2028 Notes will be fully redeemed as of the Redemption Date.

Termination of ABL Credit Agreement

Concurrently with the Company’s entry into the Credit Agreement described in Item 1.01 above, the Company paid in full and terminated the ABL Credit Agreement. As a result, the Company’s and the guarantors’ obligations under the ABL Credit Agreement have been discharged.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Form 8-K is incorporated by reference herein in its entirety.

Item 7.01. Regulation FD Disclosure.

On September 21, 2026, the Company issued a press release related to the foregoing, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, as amended by the Private Securities Litigation Reform Act of 1995 as amended, including statements regarding the Company’s ability to increase the commitments under the Revolving Loan Facility, including the satisfaction of applicable conditions and the availability of commitments from participating lenders; the satisfaction of post-closing conditions and the creation, perfection and priority of liens securing the obligations under the Credit Agreement; and the anticipated timing and completion of the redemption of the 2028 Notes, including the payment of the redemption price and accrued and unpaid interest and the full redemption on the Redemption Date. These forward-looking statements are based on management’s current expectations, assumptions and information available as of the date of this Current Report on Form 8-K and are subject to change. The Company’s actual results may differ materially from those expressed or implied by the forward-looking statements contained in this Current Report on Form 8-K. Factors that could cause or contribute to such material differences in actual results include, but are not limited to: the Company’s ability to satisfy the conditions applicable to any increase in the commitments under the Revolving Loan Facility; the willingness and ability of participating lenders to provide additional commitments; the Company’s ability to comply with the covenants and other obligations under the Credit Agreement; changes in interest rates, credit market conditions and general economic conditions; the Company’s level of indebtedness and ability to service its debt; delays or difficulties in satisfying the post-closing conditions or creating, perfecting or establishing the intended priority of the liens securing the obligations under the Credit Agreement; circumstances affecting the timing or completion of the redemption of the 2028 Notes; and the other risks and uncertainties described from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, periodic Quarterly Reports on Form 10-Q, periodic Current Reports on Form 8-K and other documents filed with the Securities and Exchange Commission. The foregoing list of important factors is not exhaustive and undue reliance should not be placed on any forward-looking statements. The forward-looking statements are made as of the date of this Current Report on Form 8-K and the Company does not undertake to update any forward-looking statements, except as may be required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit Index

Exhibit	Description

10.1*^	Second Amended and Restated Credit Agreement, dated September 18, 2026, by and among Clearwater Paper Corporation, AgWest Farm Credit, PCA, as administrative agent, and the lenders party thereto.

99.1	Press release issued by Clearwater Paper Corporation, dated September 21, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules or similar attachments have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. Clearwater Paper Corporation agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

^	Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2026

CLEARWATER PAPER CORPORATION

By:	/s/ Marc D. Rome
Marc D. Rome, Senior Vice President, General Counsel and Corporate Secretary